EXECUTION VERSION

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of July 14, 2010 (this “Agreement”), by Desert Hawk Gold Corp., a Nevada corporation ("Desert Hawk") and Blue Fin Capital, Inc., a Utah corporation ("Blue Fin") and wholly-owned subsidiary of Desert Hawk, in favor of DMRJ Group I, LLC, a Delaware limited liability company (the “Secured Party”).  Desert Hawk and Blue Fin are referred to herein as, collectively, the "Pledgors" and, individually, a "Pledgor".

WITNESSETH:

WHEREAS, Desert Hawk has entered into an Investment Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Investment Agreement”), with the Secured Party, pursuant to which the Secured Party has agreed to extend credit subject to the terms and conditions thereof;

WHEREAS, the obligation of the Secured Party to extend any credit to Desert Hawk pursuant to the Investment Agreement is conditioned upon, among other things, the execution and delivery of this Agreement by each Pledgor; Blue Fin is a wholly owned subsidiary of Desert Hawk and will derive substantial benefit from the extension of credit to Desert Hawk under the Investment Agreement; and

WHEREAS, each Pledgor desires to enter into this Agreement to induce the Secured Party to extend credit pursuant to the Investment Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors and the Secured Party agree as follows:

1.            Grant of Security Interest.

(a)          Grant Generally.  To secure payment and performance of the Obligations (as defined below), each Pledgor hereby grants, assigns and pledges to Secured Party a security interest in all property and interests in all right, title and interest in or to any and all property of such Pledgor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Secured Party, collectively, the “Collateral”), including, without limitation, the following:

(i)           all Accounts;

(ii)          all Equipment;

(iii)         all General Intangibles;

(iv)         all Inventory;

(v)          all Investment Property;

(vi)         all cash and Deposit Accounts and all lock boxes and lock box accounts;

(vii)        all As-Extracted Collateral;

(viii)       all letters of credit and Letter of Credit Rights;

(ix)         all Commercial Tort Claims;

(x)          all Instruments;

(xi)         all Fixtures;

(xii)        all Chattel Paper;

(xiii)       all Documents; and

(xiv)       all substitutions for and replacements, proceeds, insurance proceeds, Supporting Obligations and products of any and all of the foregoing, together with all books and records, customer lists, computer files, programs and other computer materials and records related thereto.

(b)           Limitation.  Notwithstanding anything to the contrary contained in Section 1(a) above, the types or items of Collateral described in such Section 1(a) shall not include any right or interest in any contract, permit or application covering real or personal property of a Pledgor, as such, if under the terms of such contract, permit or application or applicable law with respect thereto, the valid grant of a security interest to Secured Party is prohibited as a matter of law or under the terms thereof and such prohibition has not been or is not waived or the consent of the other party to such contract, permit, or application has not been or is not otherwise obtained; provided, however, that the foregoing exclusion shall in no way be construed (i) to apply if any such prohibition is unenforceable under the UCC or other applicable law or (ii) so as to limit, impair or otherwise affect Secured Party’s continuing security interest in upon any rights or interests of such Pledgor in or to monies due or to become due under any such contract, permit or application.

(c)          Perfection of Security Interests.

(i)           Each Pledgor hereby authorizes Secured Party (or its agent) to file, and if requested will deliver to Secured Party (as appropriate), all financing statements and other documents and recordings and take such other actions as may from time to time be reasonably requested by Secured Party in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral owned by such Pledgor.  From time to time upon the request of a Pledgor, the Secured Party shall deliver to Desert Hawk all financing statements and other documents and recordings filed by Secured Party with respect to the Collateral of such Pledgor.  Any financing statement or other recording filed by Secured Party may be filed in any filing office in any  jurisdiction deemed appropriate by Secured Party and may (A) indicate such Pledgor's Collateral (1) as "all assets" or "all property" of such Pledgor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Agreement, and (B) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (1) the type of organization and any organization identification number issued to such Pledgor, and (2) in the case of a financing statement filed as a fixture filing or indicating such Pledgor’s Collateral as as-extracted collateral, a sufficient description of real property to which the Collateral relates.  Each Pledgor also agrees to furnish any such information to Secured Party promptly upon request.  Each Pledgor also ratifies its authorization for Secured Party to have filed in any jurisdiction deemed appropriate by Secured Party any initial financing statements or amendments thereto if filed prior to the date hereof.  In no event shall a Pledgor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any such financing statement, fixture filing or other filing or recording (or amendment or continuation with respect to any thereof) naming Secured Party or its designee as secured party and Pledgor as debtor prior to the termination of this Agreement in accordance with Section 7 hereof; provided, however, that each Pledgor may file or cause to be filed any termination statement on or after the termination of this Agreement.

(ii)           Each Pledgor shall take any other actions reasonably requested by Secured Party from time to time (which action shall be taken promptly following such request) to cause the attachment and perfection of, and the ability of Secured Party to enforce, the security interest of Secured Party in the Collateral.

(d)           Maximum Liability of Blue Fin.  Notwithstanding anything to the contrary contained herein, the maximum liability of Blue Fin hereunder shall in no event exceed such amount as would render Blue Fin insolvent under applicable federal and state laws relating to the insolvency of debtors.

2.            Certain Covenants Relating to Collateral. Each Pledgor covenants that, from the date of this Agreement until such time as this Agreement has been terminated:

(a)           Liens.  Such Pledgor shall at all times (i) be the sole owner or lessee of those items of Collateral in which such Pledgor purports to be the sole owner or lessee, or otherwise possess the rights in all other items of Collateral in which such Pledgor purports to possess a right, in each case subject to such Liens as are permitted to exist in accordance with the Investment Agreement, and (ii) defend the Collateral against the claims and demands of all persons except for Liens as defined in, and permitted pursuant to Section 6.02 of, the Investment Agreement.

(b)           Compliance.  Such Pledgor shall comply in all material respects with the requirements of all agreements by which it is legally bound relating to premises where any Collateral is located.

(c)           No Change of Name.  Such Pledgor shall give Secured Party twenty (20) days’ prior written notice of any change to its name.

(d)           No Change of Chief Executive Office.  Such Pledgor shall give Secured Party twenty (20) days’ prior written notice of any change to its chief executive office or its mailing address.

(e)           No Change of Organization.  Such Pledgor shall give Secured Party twenty (20) days’ prior written notice of any change to its type of organization, jurisdiction of organization or other legal structure.

(f)           Records, etc.  Such Pledgor will maintain books and records that are complete and accurate in all material respects with respect to the Collateral owned or leased by it or to which it has use rights, and furnish to Secured Party such reports relating to such Collateral as Secured Party shall from time to time reasonably request.

(g)           Certain  Matters Regarding Receivables.  Such Pledgor shall collect and enforce, at such Pledgor’s sole expense, all amounts due or hereafter due to such Pledgor under the Receivables owned by it.  Such Pledgor will not make or agree to make any discount, credit or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, such Pledgor may reduce the amount of Accounts arising from the sale of Inventory in accordance with such policies as are approved from time to time by Secured Party in its reasonable discretion.  Such Pledgor shall deliver to Secured Party promptly upon its request after the occurrence and during the continuation of an Event of Default duplicate invoices with respect to each Account owned by it bearing such language of assignment as Secured Party reasonably shall specify.

(h)           Equipment.  Such Pledgor shall not permit any Equipment to become a fixture with respect to real property other than Mortgaged Real Property, or to become an accession with respect to other personal property with respect to which real property or personal property the Secured Party does not have a Lien.  Such Pledgor shall not, without Secured Party's prior written consent, alter or remove any identifying symbol or number on any of such Pledgor’s Equipment constituting Collateral.  Nothing contained in this clause (h) shall be construed to limit the generality of the provisions of Section 1(c)(ii) hereof.

(i)           Title Vehicles.  Without limiting the generality of the provisions of Section 1(c)(ii) hereof, such Pledgor shall give Secured Party notice of its acquisition of any vehicle covered by a certificate of title and, promptly following the request of Secured Party, deliver to Secured Party the original of any vehicle title certificate and provide and/or file all other documents or instruments necessary to have the Lien of Secured Party noted or recorded on any such certificate or with the appropriate state office.

(j)           Delivery of Instruments, Securities, Chattel Paper and Documents. If (and as from time to time) requested by Secured Party, such Pledgor shall (i) deliver to Secured Party contemporaneously with the execution and delivery of this Agreement the originals of all Chattel Paper, Investment Property and Instruments constituting Collateral owned by it (if any then exist) or, if applicable, deliver Control thereof pursuant to an agreement in form and substance acceptable to Secured Party, (ii) hold on behalf of the Secured Party upon receipt and immediately thereafter deliver to Secured Party any such additional Chattel Paper, Investment Property and Instruments hereinafter constituting Collateral, (iii) upon Secured Party’s reasonable request, deliver to Secured Party any Document evidencing or constituting Collateral and (iv) upon Secured Party’s request, deliver to Secured Party a duly executed amendment or supplement to this Agreement, in form and substance reasonably acceptable to Secured Party, pursuant to which such Pledgor will pledge (or perfect Secured Party's security interest in) such additional Collateral.  Such Pledgor hereby agrees that all additional Collateral owned by it set forth in such amendment or supplement shall be considered to be part of the Collateral.  Nothing contained in this clause (j) shall be construed to limit the generality of the provisions of Section 1(c)(ii) hereof.

(k)           Commercial Tort Claims.  If such Pledgor shall at any time possess or acquire a Commercial Tort Claim, such Pledgor shall give prompt written notice thereof (including a summary description of such claim) to Secured Party and shall, promptly following the reasonable request of Secured Party, execute and deliver to Secured Party an amendment or supplement to this Agreement, in form and substance reasonably acceptable to Secured Party, pursuant to which such Pledgor shall have granted to Secured Party a first priority security interest in and to such Commercial Tort Claim.  Nothing contained in this clause (k) shall be construed to limit the generality of the provisions of Section 1(c)(ii) hereof.

(l)            Letter of Credit Rights.  If such Plegor is or becomes the beneficiary of a letter of credit, it shall promptly, and in any event within five Business Days after becoming a beneficiary, notify Secured Party thereof and, at the reasonable request of Secured Party, use commercially reasonable efforts to cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to Secured Party and (ii) agree to direct all payments thereunder to a Deposit Account that is subject to a deposit account control agreement in favor of Secured Party, all in form and substance reasonably satisfactory to Secured Party.  Nothing contained in this clause (k) shall be construed to limit the generality of the provisions of Section 1(c)(ii) hereof.

(m)          No Interference.  Such Pledgor shall not interfere with any right, power and remedy of Secured Party provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Secured Party of any one or more of such rights, powers or remedies.

(n)           Deposit Accounts.  Such Pledgor shall not establish, maintain or operate a Deposit Account other than that certain Deposit Account maintained at Washington Trust Bank that is subject to the deposit account control agreement in favor of Secured Party and in effect on the date hereof, unless prior to establishing any such additional Deposit Account the Pledgors (as applicable) and the financial institution at which such additional Deposit Account is intended to be established shall have executed and delivered in favor of Secured Party a deposit account control agreement in form and substance acceptable to Secured Party.  Nothing contained in this clause (k) shall be construed to limit the generality of the provisions of Section 1(c)(ii) hereof.

(o)           Lock Boxes.  If requested by Secured Party, such Pledgor shall establish lock box service (the "Lock Boxes") with Washington Trust Bank (or one or more other financial institution as shall be reasonably requested by Secured Party), which Lock Boxes shall be subject to lockbox agreements reasonably acceptable to Secured Party and shall be accompanied by an acknowledgment by the bank where the Lock Box is located of the Lien of the Secured Party granted hereunder and of irrevocable instructions to deposit and otherwise transfer or credit all checks and other amounts delivered thereto (or collected therein or therefrom) to the Deposit Account of such Pledgor as shall be designated by Secured Party (a “Lock Box Agreement”).  With respect to each Lock Box that is established pursuant to this clause (o), each Pledgor shall direct all of its Account Debtors to forward payments directly to Lock Boxes subject to Lock Box Agreements; provided, however, that each Pledgor shall be permitted to direct its Account Debtors to make payments by wire transfer to a Deposit Account over which Secured Party maintains Control pursuant to a deposit account control agreement.  Secured Party shall have access to the Lock Boxes at all times to the exclusion of the Pledgors and each Pledgor shall take all actions reasonably necessary to grant Secured Party such access to and Control over such Lock Boxes.  At no time shall any Pledgor remove any item from a Lock Box without Secured Party’s prior written consent.  If any Pledgor should refuse or neglect to notify any Account Debtor to forward payments directly to a Lock Box subject to a Lock Box Agreement after notice from Secured Party, the Secured Party shall be entitled to make such notification directly to Account Debtor.  If notwithstanding the foregoing instructions, any Pledgor receives any proceeds of any Receivables, such Pledgor shall receive such payments for the benefit of Secured Party', and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables received by it to a Deposit Account over which Secured Party maintains Control pursuant to a deposit account control agreement.

3.            Remedies.

(a)           Remedies Generally.  Upon the occurrence and during the continuance of an Event of Default (as defined in the Investment Agreement), (i) Secured Party shall have the right to exercise any right and remedy provided for herein, under the UCC and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process; and (ii) with or without having the Collateral at the time or place of sale, Secured Party may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Secured Party may elect.

4.            Representations and  Warranties. Each Pledgor hereby represents and warrants to Secured Party that:

(a)           (i)           Such Pledgor is a corporation duly organized and validly existing under the laws of the State of Nevada, in the case of Desert Hawk, and the State of Utah, in the case of Blue Fin.

(ii)           The exact legal name of such Pledgor is as set forth on the signature page of this Agreement.  Except as set forth on Schedule 1(b), Schedule 1(c) and Schedule 3 to the Perfection Certificate, such Pledgor has not, during the past five years, been known by or used any other composite or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its properties or assets out of the ordinary course of business.

(iii)           The chief executive office and mailing address of such Pledgor are located only at the address identified as such on Schedule 4(a)(iii) hereof and its only other places of business and the only other locations of Collateral, if any, are at the addresses set forth on Schedule 4(a)(iii) hereof.

(b)           With respect to the Collateral of a Pledgor in which it has purported to grant a security interest hereunder, such Pledgor has good and valid title to or leasehold interest in those portions of the Collateral in which Pledgor purports to have an ownership or leasehold interest, or a valid right in those other portions of the Collateral in which such Pledgor purports to have an interest or right other than an ownership or leasehold interest, and has full power and authority to grant to the Secured Party the security interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect.

(c)           The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of such Pledgor, is correct and complete, in all material respects, as of the Effective Date.

5.            Expenses of Pledgor’s Duties; Secured Party’s Right to Perform on Pledgor's Behalf.

(a)           Each Pledgor shall pay the costs and expenses incident to this Agreement and the transactions contemplated hereby.

(b)           If a Pledgor shall fail to do any act which it has covenanted to do hereunder, Secured Party may (but shall not be obligated to) do the same or cause it to be done, either in its name or in the name and on behalf of such Pledgor, and Pledgor hereby irrevocably authorizes Secured Party so to act.

6.            No Waivers of Rights hereunder; Rights Cumulative.

(a)           No delay by Secured Party in exercising any right hereunder, or in enforcing any of the Obligations, shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right.  No waiver of any of the Obligations shall be enforceable against Secured Party unless in writing and signed by an officer of Secured Party, and unless it expressly refers to the provision affected; any such waiver shall be limited solely to the specific event waived.

(b)           All rights granted to Secured Party hereunder shall be cumulative and shall be supplementary of and in addition to those granted or available to Secured Party under any other agreement with respect to the Obligations or under applicable law and nothing herein shall be construed as limiting any such other right.

7.            Termination. This Agreement shall continue in full force and effect until all Obligations shall have been paid and satisfied in full and the Secured Party shall have no further commitment to advance or extend any loan or other credit pursuant to the Investment Agreement.

8.             Secured Party Appointed as Attorney in Fact.  Each Pledgor hereby appoints Secured Party the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that Secured Party may deem reasonably necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable during the term of this Agreement and coupled with an interest.  Without limiting the generality of the foregoing, Secured Party shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in Secured Party's name or in the name of such Pledgor, (i) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (iii) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, (iv) to sign the name of such Pledgor on any invoice or bill of lading relating to any of the Collateral, (v) to send verifications of Accounts to any Account Debtor, (vi) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (vii) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (viii) to notify, or to require such Pledgor to notify, Account Debtors to make payment directly to Secured Party; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though Secured Party were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Secured Party shall be accountable only for amounts actually received as a result of the exercise of the powers granted to it herein, and neither Secured Party nor its managers, officers, directors, employees, members or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for Secured Party's  own gross negligence or willful misconduct.

9.            Governing Law; Jurisdiction; Certain Waivers.

(a)           This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State, without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law.  Any judicial proceeding brought by or against any Pledgor with respect to any of the Obligations or this Agreement may be brought in any court of competent jurisdiction in such State, and, by  execution and delivery of this Agreement, such Pledgor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of such court and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  Each Pledgor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to such Pledgor at its address set forth in Section 11 hereof, and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America.  Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Secured Party to bring proceedings against a Pledgor in the courts of any other jurisdiction. Each Pledgor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  Any judicial proceeding by a Plegor against Secured Party involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in The City of New York, State of New York.

(b)           EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OTHER AGREEMENT DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.          Additional Definitions.  As used herein:

(a)           All terms used herein which are defined in Article 1 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.  All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.  All references to a Pledgor and Secured Party pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns (or, in the case of a Pledgor, permitted assigns).  The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.  References herein to the Investment Agreement or any other Transaction Document shall be deemed to include such agreement as it now exists or hereafter may be amended, modified, supplemented, extended, renewed, restated or replaced.  The word “including” when used in this Agreement shall mean “including, without limitation”.

“Obligations” means:

(1)           the full and prompt payment by Desert Hawk when due (whether at maturity, by acceleration, upon the occurrence of any date set for prepayment or otherwise) of all obligations and liabilities to Secured Party, whether now existing or hereafter arising, under the Investment Agreement and the other Transaction Documents (including all principal of and interest on the Term Loan Advances, including all interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, and all costs, expenses and indemnity payment obligations and liabilities) and the due performance and compliance by Desert Hawk with the terms of each Transaction Document;

(2)           the full and prompt payment by Blue Fin when due of all obligations and liabilities to Secured Party, whether now existing or hereafter arising, under this Agreement and the other Transaction Documents to which it is a party and performance of all the obligations of Blue Fin under or pursuant to this Agreement or any other Transaction Document to which it is a party;

(3)           any and all sums advanced in accordance with the terms of the Transaction  Documents or applicable law by Secured Party in order to preserve the Collateral or to preserve the Secured Party’s security interest in the Collateral; and

(4)           in the event of any proceeding for the collection or enforcement of any obligations or liabilities of a Pledgor referred to in the immediately preceding clauses (1),  (2) and (3), the reasonable costs and expenses of re-taking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any other exercise by Secured Party of its rights hereunder, together with reasonable attorneys’ fees and expenses and court costs.

"Perfection Certificate" means that certain Perfection Certificate, dated as of the date hereof, executed by each Pledgor in favor of the Secured Party.

“Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

"Receivables" means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included in the Collateral.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Secured Party may otherwise determine).

The words “it” or “its” as used herein shall be deemed to refer to individuals and to business entities.

11.           Notices. Any communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or five (5) days following posting thereof by certified or registered mail, postage prepaid, return receipt requested, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service, or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with telephone communication confirming receipt and subsequently confirmed by registered or certified mail, return receipt requested, or by recognized overnight delivery service to the address set forth below, in each case addressed to the applicable party at its address set forth below or at such other address as has been furnished in writing by such party to the other by like notice:

(A)         If to Secured Party:

Carnegie Hall Tower
152 West 57th Street
New York, NY 10019
Attn:  David Levy
Telecopier:  (212) 582-2424

With a copy to (which shall not constitute notice):

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, NY 10022
Attn:  Elliot Press, Esq.
Telecopier:  (212) 940-6621

(B)         If to any of the Pledgors, to:

Desert Hawk Gold Corp.
8921 North Indian Trail Road
Number 288
Spokane, WA 99208
Attn:  Bob Jorgensen
Telecopier:  (509) 468-1937

With a copy to (which shall not constitute notice):

Holland & Hart, LLP
555 Seventeenth Street
Denver, CO 80202
Attn:  Kevin Johnson, Esq.
Telecopier:  (303) 713-6203

Any requirement under applicable law of reasonable notice by Secured Party to a Pledgor  of any event shall be met if notice is given to such Pledgor in the manner prescribed above at least five (5) days before (a) the date of such event or (b) the date after which such event will occur.

12.          General.

(a)           Assignment; Successors and Assigns.  No Pledgor shall assign or delegate any of its rights, duties or obligations hereunder without the prior written consent of Secured Party, and any such assignment or delegation without such consent shall be void.  This Agreement shall be binding upon the successors and permitted assigns of each Pledgor  and shall inure to the benefit of and be enforceable by Secured Party and its successors, transferees and assigns.

(b)           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)           Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Dated in New York, New York as of the date first above written.

PLEDGOR:		SECURED PARTY:

DESERT HAWK GOLD CORP, INC.		DMRJ GROUP I, LLC

By:	/s/ Robert E. Jorgensen	By:	/s/ Daniel Small
	Name: Robert E. Jorgensen Title Chief Executive Officer		Name: Daniel Small Title: Portfolio Manager

PLEDGOR:

BLUE FIN CAPITAL, INC.

By:	/s/ Robert E. Jorgensen
Name Robert E. Jorgensen Title President

[Signature Page to Security Agreement]